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                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 18, 1997 with respect to the financial statements of Lanco Environmental Products, Inc. (a) included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-25249) and related Prospectus of Waterlink, Inc. dated May 23, 1997 and (b) incorporated by reference in its Current Report on Form 8-K dated June 27, 1997, both filed with the Securities and Exchange Commission.

                                          Plante & Moran LLP

Grand Rapids, Michigan
July 7, 1997